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Exhibit 99.2

Stratus Services Group, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

        Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

1.
Michael A. Maltzman is the Chief Financial Officer of Stratus Services Group, Inc. (the "Company").

2.
To the best of my knowledge:

(A)
The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

(B)
The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    December 23, 2002

/s/ MICHAEL A. MALTZMAN Michael A. Maltzman Chief Financial Officer

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Exhibit 99.2
Stratus Services Group, Inc. Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)